EXHIBIT-23

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-199439) pertaining to the Savings Plan for the Subsidiaries of Southside Bancshares, Inc. of our report dated June 25, 2025, with respect to the financial statements and schedule of the Savings Plan for the Subsidiaries of Southside Bancshares, Inc. included in this Annual Report (Form 11-K) for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Dallas, Texas
June 25, 2025